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                                 EXHIBIT 10.15

                   Financial Advisory and Consulting Agreement

     This Financial Advisory and Consulting Agreement (Agreement) is entered into on this the 26th day of January, 2004, by and between North American Technologies Group Incorporated (the COMPANY) and Slash Pine Ventures, LLC (the ADVISOR), P.O. Box 7896, The Woodlands, TX 77387.

     Whereas, ADVISOR provides its clients with financial advisory, accounting, regulatory, tax and investor services; and

     Whereas, the COMPANY desires to have access to financial, accounting, tax and investor expertise to conduct its operations; and

     Whereas, ADVISOR seeks to provide such services to the COMPANY, and the COMPANY desires to engage the ADVISOR;

     Now, Therefore, in consideration of the terms and conditions herein and other valuable consideration, the receipt, adequacy and sufficiency of which the parties acknowledge, the parties agree to the following terms and conditions:

          1. Appointment. The COMPANY hereby appoints ADVISOR as a financial advisor and hereby retains ADVISOR on the terms and conditions of this Agreement. ADVISOR accepts such appointment and agrees to provide John N. Bingham to perform the services identified below.

          2. Term. The term of this Agreement shall begin on the date hereof and shall continue for four months and on a month-to-month basis until terminated by either party at any time upon written notice to the other party. ADVISOR shall be accorded a "Tail Period" of 12 months from the date of termination for any and all parties introduced by the ADVISOR of which the compensation agreed herein shall apply.

          3. Time and Services Performed by ADVISOR. ADVISOR shall perform the following on behalf of the COMPANY (see Exhibit A for specific activities);
               a.   ADVISOR shall commit a minimum of 100 hours per month.
               b. ADVISOR shall act in a CFO role providing financial, management, regulatory and accounting/tax advisory services to the COMPANY, including advice regarding accounting and tax matters, assistance with quarterly and annual reporting, business development and other regulatory (Sarbanes Oxley) and financial matters.
               c. ADVISOR shall provide at the request of the COMPANY, management advisory services, including acting in a management role on behalf of the COMPANY and assisting with investor relations and mergers and acquisitions.
               d. ADVISOR shall work closely with the Chairman of the COMPANY's audit committee and outside audit firm.

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          4.  Fees and Expenses. Compensation for services performed shall be paid under the following terms and conditions;
               a.   A consulting fee of $100 per hour payable in one $5,000
                    payment at the beginning of each month with the balance payable at the end of each month. In addition, ADVISOR shall receive $30,000 in cash should a registration statement be approved by the appropriate regulatory authorities.
               b.   Out-of-pocket expenses associated with ADVISOR activities
                    and pre-approved by the COMPANY are payable upon providing an accounting of such expenses.
               c.   A finders fee for any debt/equity capital raised, merger or acquisition completed or business developed by ADVISOR during the term of this Agreement as outlined in Exhibit B. The finders fee is based on and due upon successful closing of a financing.

          5. Obligations of the COMPANY. The COMPANY agrees to the following obligations with respect to the ADVISOR;
               a. The COMPANY shall provide to ADVISOR on a timely basis, relevant and timely information and other business documents necessary for ADVISOR to perform the duties contemplated in
                    3. above.
               b. The COMPANY shall reimburse the ADVISOR for any legal fees incurred as a result of any legal action for which ADVISOR becomes involved in any capacity as a result of data or actions associated with the COMPANY. ADVISOR shall be added to the COMPANY director and officer liability insurance policy.

          6.  Representations of ADVISOR. ADVISOR represents the following;
               a. It has full legal authority to perform the services as required by this Agreement.
               b. It agrees to indemnify and hold the COMPANY harmless from and against any and all losses and claims arising from any violations by ADVISOR of any federal or state securities laws.
               c. ADVISOR is an independent contractor as commonly understood by IRS guidelines (Federal TIN: 76-0546909).

          7. Relationship of Parties. ADVISOR is an independent contractor responsible for compensation of its agents and representatives. This Agreement does not establish a partnership, joint venture or other business entity.

          8. Non-Disclosure of Confidential Information. ADVISOR acknowledges that it is the policy of the COMPANY to maintain as secret and confidential all valuable information heretofore and hereinafter acquired, developed or used by the COMPANY in relation to its business, operations, employees and customers which may give the COMPANY a competitive advantage in its industry. ADVISOR recognizes that all such Confidential Information is the property of the

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              COMPANY. ADVISOR agrees that it will not disseminate or otherwise disclose any Confidential Information without prior written consent from the COMPANY, unless or until such information is made available to the public or is not otherwise secret or confidential. ADVISOR is obligated to adhere to disclosure rules under applicable SEC regulations.

          9. Compliance and Governing Law. ADVISOR, together with its agents and associates, shall take all necessary, appropriate and reasonable steps to provide the services in accordance with both the securities laws of the United States and appropriate state laws, pursuant to the rules and regulations promulgated thereunder. The terms and provisions of this Agreement shall be governed by and construed under the laws of the state of Texas. Any action or proceeding brought by either party relating in any way to this Agreement shall be brought exclusively in the state and federal courts located in Houston, Texas, and the parties hereto consent to the exclusive jurisdiction of such courts in respect of such action or proceeding.

          10. No Other Agreements. This Agreement supersedes all previous written and verbal agreements. Any modification of this Agreement must be in writing and signed by both ADVISOR and the COMPANY. If any provision is held unenforceable, then only tat provision shall be deleted from this Agreement. ADVISOR has not promised or guaranteed any financing will be available to the COMPANY at terms acceptable to the COMPANY.

          11. Advertisements. COMPANY acknowledges that upon successful funding events, ADVISOR may advertise and report such activities in accordance with applicable laws and regulations.

In Witness Whereof, the parties hereto agree to the above as of the date and year first above written.

                                        Slash Pine Ventures, LLC


                                        By:   /s/ John N. Bingham
                                             -----------------------------------
                                        Its:  President
                                             -----------------------------------

                                        North American Technologies Incorporated


                                        By:   Kevin C. Maddox
                                             -----------------------------------
                                        Its:  CEO
                                             -----------------------------------

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EXHIBIT A

                 Financial, Management and Regulatory Activities

     1.   Year-end audit and Form 10-K filed by March 15, 2004.

     2.   Proxy Statement and Annual Report for Annual Meeting.

     3. Quarter-end Form 10-Q for March 31, June 30 and September 30, 2004, respective earnings releases and Form 8-Ks.

     4.   Proxy and registration statement for acquisition.

     5.   Due diligence for acquisition.

     6.   Raising capital.

     7.   Sarbanes Oxley documentation.

     8.   Cleanup stockholder files and develop investor relations package.

     9.   Manage Transfer Agent relationship.

     10.  Manage accounts receivable.

     11.  Manage debt and banking relationships.

     12.  Locate, equip and move into a new corporate office.

     13.  Update and maintain network and accounting systems.

     14.  Assist in development market for non-spec crossties.

     15.  Assist in developing marketing tools (brochures, exec sums, etc).

     16.  Manage human resource activities (payroll, benefits, taxes, etc).

     17.  Manage option and other benefit plans.

     18.  Review expense line items and identify savings.

     19.  Resolve investor issues.

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EXHIBIT B

                                  Fee Schedule

     I. Finders Fee for Successful Debt or Equity Placement: ADVISOR will only pursue debt or equity placements as directed by the COMPANY (will not include exercising options, warrants. Debt and equity conversions or implementing agreements wit Mark Neuhaus).

         Amount                                             Fee
-------------------------------------------------------     ----
From $50,000 to $499,999                                    3.00%
From $500,000 to $999,999                                   2.00%
From $1,000,000 and above                                   1.50%

     II. Finders Fee for Successful Merger or Acquisition: Does not include activities underway prior to the date of this Agreement.

        Value                                               Fee
-------------------------------------------------------     ----
From $0 to $999,999                                         2.00%
From $1,000,000 to $2,499,999                               1.50%
From $2,500,000 and above                                   1.00%

     III. Finders Fee for Successful Strategic or Joint Venture Partner
          Agreement: Does not include activities underway prior to the date of this Agreement.

                           Value                            Fee
-------------------------------------------------------     ----
From $0 to $2,999,999 in estimated future value             1.00%
From $3,000,000 to $4,999,999 in estimated future value     0.75%
From $5,000,000 and above in estimated future value         0.50%